UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2013

DEVELOPMENT CAPITAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Florida	000-54566	27-3746561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Rossmore Blvd. Burlington, Ontario, Canada, L7N 1R9
(Address of principal executive offices, including zip code)

(289) 208-8052
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2013, the registrant Development Capital Group, Inc. (the “Corporation”) entered into an independent contractor agreement with our President Joseph Ricard, through his consulting firm Plum Investors, LLC, effective August 1, 2013 (the “Agreement”), a copy of which is attached hereto, and incorporated by reference herein, as Exhibit 10, pursuant to which Mr. Ricard shall provide officer services to the Corporation on a consulting basis.  The material terms of the Agreement are as follows: a) Mr. Ricard, through Plum Investors, LLC, shall be paid a consulting fee of $5,000 USD per month (the “Fee”) for performance of his duties as the President of the Corporation; b) Mr. Ricard shall be entitled to expense reimbursement for necessary expenses incurred in connection with the performance of his duties as the President of the Corporation; and c) if approved by the non-interested board members of the Corporation, the board of directors of the Corporation may also grant incentive compensation to Mr. Ricard in addition to the Fee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10	Independent Contractor Agreement with Plum Investors, LLC dated August 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Johnathan Lindsay
Johnathan Lindsay Chief Executive Officer

Dated: August 27, 2013